Exhibit 32.2

Certification of Principal Financial Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with this Quarterly Report on Form 10-Q for the quarter ended December 31, 2023 (the “Report”) of Franklin Templeton Holdings Trust (the “Registrant”) with respect to its series, Franklin Responsibly Sourced Gold ETF (the “Fund”) as filed with the U.S. Securities and Exchange Commission on the date hereof, I, Matthew Hinkle, the Principal Financial Officer of the Sponsor of the Registrant, hereby certify, to the best of my knowledge, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:	/s/ Matthew Hinkle
Matthew Hinkle*
Chief Financial Officer
(serving in the capacity of principal financial officer)

Date: February 12, 2024

*	The Registrant is a trust and the person is signing in his capacity as an officer of Franklin Holdings, LLC, the Sponsor of the registrant.